Exhibit 107
Calculation of Filing Fee Tables
Form
S-8
(Form Type)
Leggett & Platt, Incorporated
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.01 par value per share	Other	1,000,000 (2)	$9.24	$9,240,000	0.00015310	$1,414.64

Total Offering Amounts					$9,240,000		$1,414.64

Total Fee Offsets							—

Net Fee Due							$1,414.64

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based upon the average of the high and low prices of the Company’s Common Stock on the New York Stock Exchange on May 20, 2025.

(2)
Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock dividends, stock splits, recapitalizations or other similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Leggett & Platt, Incorporated 401(k) Plan and Trust Agreement.